Exhibit 10.2

Loan Agreement

Ref: No.22101200800002290

Borrower: the Company

Lender: Agriculture Bank of China, Siping Branch

The both parties entered into this Agreement through negotiation in accordance with relevant laws and regulations.

Article I: The Loan

1.

Type of the Loan: short-term working capital loan.

2.

Purpose of the Loan: purchase of raw material, steel and etc.

3.

Currency and amount of Loan: Renminbi Nine Million Four Hundred and Seventy Thousand (9,470,000) Yuan.

4.

Term of the Loan

(1)

Term of the Loan shall commence from 27 September 2008 to 25 September 2009.

(2)

Where the amount of the Loan, withdrawal date, due date is not in conformity with such in the Loan Receipt, Loan Receipt shall prevail. Loan Receipt is an integral part of the Agreement, enjoys the same legal effect as this Agreement.

(3)

If the Loan hereunder is foreign currency, the Borrower shall repay the principal and pay the interest in the form of original foreign currency.

5.

Interest Rate of Loan

The interest rate of the Loan shall be determined according to the First method.

(1) Floating Interest Rate

The interest rate is 20% above the benchmark interest rate published by the People’s Bank of China; and the annual interest rate is 8.64% .

The interest rate shall be adjusted on a six-month cycle. Should the benchmark interest rate is adjusted by the People’s Bank of China, the Lender shall determine the new interest rate according to the adjusted benchmark interest rate and the abovementioned calculating method as of the corresponding loan date in the first month of next cycle after the adjustment of benchmark interest rate without informing the Borrower. If the date of benchmark interest rate adjustment is the same date as the withdrawal date of the Loan or the corresponding loan date in the first month of the cycle, the interest rate shall be determined as of the date of benchmark interest rate adjustment. In case there exists no the corresponding loan date, last date of the month shall be deemed as the corresponding loan date.

(2) Fixed Interest Rate

6.

The Interest Settlement

The interest under this Agreement shall be calculated on a quarterly basis, the interest settlement date is the 20th day of last month of each quarter. The Borrower should pay the interest on each interest settlement date. If the last repayment date of the principal is not the same date as the interest settlement date, the unpaid interest shall be paid off with the principal (Daily interest rate=Monthly interest rate/30)

Article II: Should the following premise conditions fail to be met, the Lender shall be entitled not to provide the Loan under this Agreement:

1.	The Borrower opens basic deposit account with the Lender.

2.	The Borrower shall furnish the relevant documents, materials, and complete relevant procedures according to the Lender’s requirement.

3.

If the Loan under this Agreement is foreign currency, the Borrower should have conducted and completed the statutory procedure regarding the Loan, including but not limited to gaining approval and file registration from and with competent authority

4.

If the repayment of the Loan under this Agreement is secured by mortgage or pledge, relevant registration or/and insurance and other legal procedures has been completed according to the request of the Lender, and the mortgage and pledge remain effective. If the repayment of the Loan under this Agreement is secured by guarantee, the guarantee agreement has been signed and executed.

Article III: The Lender’ Rights and Obligations

1.

The Lender is entitled to know the Borrower’s production, operation, financial situation, material inventory and usage of Loan, and require the Borrower to furnish financial statement, documents and information.

2.

In case where the circumstances which could adversely affect the repayment of the Loan, including but not limited to those stated in Article IV Subsection 7, 8 and 10, occur to the Borrower, the Lender shall have the right to cease issuing the Loan or retract the Loan in advance

3.

The Lender shall have the right to deduct the principal, interest, default interest, compound interest and other payable expense which should be bored by the Borrower in accordance with the Agreement or in advance from the Borrower’s any account directly.

4.

If the amount returned by the Borrower is not sufficient to cover all the due payable sum, the Lender could choose to use this amount to repay the principal, or pay the interest, default interest, compound interest and other expense at its own discretion.

5.	In the case where the Borrower fails to fulfill its payment obligation, the Lender could publicly disclose the Borrower’s breach of this Agreement via media.

6.	The Lender shall issue the Loan to the Borrower timely in accordance with this Agreement.

Article IV: The Borrower’s Rights and Obligation

1.	The Borrower has the right to obtain and use the Loan in accordance with the Agreement.

2.	The Borrower shall make settlement and deposit relating to the Loan under this Agreement stipulated in Article II.

3.

If the Loan under this Agreement is foreign currency, the Borrower should have conducted and completed the statutory procedure regarding the Loan, including but not limited to gaining approval and file registration from and with competent authority

4.

The Borrower shall repay the principal and interest timely. Should the Borrower needs to extend the Loan term, it shall submit an application in written to the Lender 15 days prior to the expiry date of the Loan. An extension agreement shall be signed with the Lender after the Lender’s consent.

5.	The Borrower shall use the Loan according to its purpose hereunder, shall not occupy or misappropriate the Loan.

6.

The Borrower shall provide the Lender authentic, complete and valid financial statements and other relevant materials and information, and actively cooperate with the Lender‘s investigation and supervision on its production, operation and financial situation.

7.

In case where the Borrower conducts any activities of contracting for management, lease out, reform as a company limited by shares, joint operation, combination, merger, division, joint venture, transfer of assets, application for rectification of business, application for dissolution, application for bankruptcy, and any other activities which shall affect the realization of the Lender’s rights hereunder, the Borrower shall inform the Lender in advance and obtain the Lender’s written consent; otherwise Party A is not allowed to conduct such activities before paying off the indebtedness hereunder.

8.

If the Borrower is occurred any events other than those described in subsection 7 substantially adverse affect its performance of repayment obligation hereunder, including but not limited to shutdown, shutout, revocation of business license, deregistration, the involvement of illegal activity of the legal representative or person in charge, the involvement of substantial lawsuit or arbitration, substantial trouble of production and operation and deterioration of its financial situation, the Borrower shall inform the Lender immediately in written and provide security measures acknowledged by the Lender.

9.

If the Borrower provides guarantee for other person’s indebtedness or creates mortgage or pledge over its major assets, which would affect its capability to pay the indebtedness under this Agreement, the Borrower shall notify the Lender in written and obtain the Lender’s consent.

10.	The Borrower and its investor may not withdraw capital, transfer asset or shares to avoid the payment of indebtedness of the Lender.

11.	The Borrower shall inform the Lender in written of alteration of its registration issues regarding registered name, legal representative, and liaison address and business scope.

12.

Should there occurs any events of shutdown, shutout, revocation of business license, deregistration, insolvency and deficit, loss the guarantee capability in part or whole to the guarantor of the Loan under this Agreement, or loss of the value of the mortgage or the pledge, the Borrower shall provide other securities acknowledged by the Lender.

13.

The Borrower shall bear the expense and fees in relation to this Agreement and the securities under this Agreement, including but not limited to, the attorney’s fees, the expense relating to insurance, transportation, verification, registration, assessment, notarization and verification.

Article V: Repayment in Advance

The Lender’s consent shall be obtained if the Borrower intends to make repayment in advance. In the case where the Lender agrees repayment in advance, the interest of the principal repaid early shall be calculated according to the First method..

1.	The interest shall be calculated according to the Loan term and interest rate stipulated in this Agreement.

2.	The interest shall be calculated % above the interest rated stipulated in this Agreement according to the actual loan term.

Article VI: Breach of Agreement

1.

Where the Lender fails to issue the Loan to the Borrower timely and fully, and causes the Borrower loss, the Lender shall pay liquidated damages to the Borrower according to the default amount and days delayed. The liquidated damages calculating method shall be the same as of that calculating the delayed interest.

2.

Where the Borrower fails to timely repay the principal hereunder, the Lender is entitled to calculated and collect default interest against the due principal based on a rate 50% above the interest rate set above from the expiry date till the date on which the principal and interest are paid off. During the overdue period in the case where the People’s Bank of China increases the benchmark interest rate, the default interest rate shall be increased correspondingly.

3.

Should the Borrower fails to use the Loan according to the purpose as stated in the Agreement, the Lender shall have rights to collect default interest against the misappropriated principal based on days of the misappropriation at a rate of 100% above the rate stipulated in this Agreement until the principal and interest are paid off. During this period in the case where the People’s Bank of China increases the benchmark interest rate, the default interest rate shall be increased correspondingly.

4.	The Lender is entitled to collect compound interest against the outstanding interest according to the regulations of the People’s Bank of China.

5.

In case where the Borrower violates its obligation under this Agreement, the Lender is entitled to request the Borrower to make correction by the deadline set by the Lender, cease issuing the Loan, retract the Loan issued in advance, and declare other loan under other loan agreements between the Lender and the Borrower due, or take other asset protection measures.

6.

Should any guarantor under this Agreement fails to fulfill its obligation under the guarantee agreement, the Lender is entitled to cease issuing the Loan, retract the Loan issued, retract the issued Loan in advance, or take other asset protection measures.

7.

The Borrower shall bear the attorney’s fee, transportation and other expense to realize payment of the indebtedness if the Borrower’s breach of agreement results in the Lender’s adoption of lawsuit or arbitration to obtain the payment of the indebtedness.

Article VII: Security of this Agreement

The type of security for the Loan is maximum amount mortgage. The mortgage agreement shall be signed separately and later. The Reference of the mortgage agreement is 22906200700000124, 22906200700000125, and 22906200700000126.

Article VIII: Solution of Disputes

Any dispute arising from the performance of this Agreement shall be solved through the Parties’ negotiation; in case no agreement is reached, the dispute shall be submitted to the Lender’s local court for litigation.

During the lawsuit period, the articles hereunder without dispute shall be implemented.

Article IX: Other Issues

        None

Article X: Effectiveness

This Agreement shall come into effect upon both Parties’ signature and seal

Article XI: Miscellaneous

This Agreement is prepared in duplicate with each party holding one copy of which.

Article XII Reminder

The Lender has request the Borrower to notice and develop a complete and accurate understanding to the terms and conditions hereunder, and the Lender has made corresponding explanation to concerning terms and conditions. Both parties have the same understanding to this Agreement.

Execution:

Party A: the Company (company seal)

Legal Representative (or Authorized Representative): Zhao Guohong

Party B: Agriculture Bank of China (company seal)

Legal Representative (or Authorized Representative): Yao Dedong

Date: 27 September 2008

Place: Agriculture Bank of China, Siping Branch